ASSIGNMENT AGREEMENT

THIS ASSIGNMENT is made effective as of this 28th day of August, 2009

BETWEEN:

CHEETAH OIL & GAS LTD., a company incorporated under the laws of the State of Nevada, having a business office at Box 172 Station A, Nanaimo, British Columbia, Canada V9R 5K9

(the "**Assignor,**" or, "**Cheetah**")

AND:

GOLDEN ARIA CORP, a corporation incorporated under the laws of the State of Nevada, having a business office at #604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8

(the "**Assignee**")

WHEREAS:

A. The Assignor and the Assignee are in the business of natural resources exploration and development;

B. Cheetah has entered into a farmout, option and participation letter agreement dated December 21, 2005 (the "Head Agreement"), a copy of which is attached as Exhibit I hereto, with Griffin & Griffin Exploration L.L.C. ("Griffin") with respect to the following property:

   (1) Belmont Lake Field, Wilkinson County, Mississippi, Section 41-T2N-R4W

C. Cheetah currently has the right to earn:

   (1) a 8% (gross) and 5.2007% (net) working interest in the Belmont Lake PP F-12-4 horizontal well; and

D. On or about August 13, 2009, the Assignor entered into an Authorization For Expenditure agreement (the "AFE") with Griffin, a copy of which is attached as Exhibit II hereto, to participate in the drilling and completion of the PP F-12-4 well by paying a 8% share of the costs of drilling and completing the PP F-12-4 well as per the AFE; and

E. The Assignee wishes to purchase from the Assignor and the Assignor wishes to sell to the Assignee a revenue interest of 40.432% of a 8% share of the Assignor's net revenue after field operating expenses from the PP F-12-4 well (the "Assigned Interest");

F. In consideration for the Assigned Interest the Assignee has agreed to pay to the Assignor:

(a) 57.76% of the Assignor's costs currently budgeted at $77,905.36 but subject to revision by Griffin, being an amount of US$45,000.00 (the "Initial Consideration"); and

(b) 57.76% of the Assignor's 8% share of PP F-12-4 well costs from time to time for infrastructure, pipes, tanks, compressors, trucking, etc, as recommended for expenditure by Griffin (the "Subsequent Consideration"); and,

G. Upon the terms and subject to the conditions set forth in this Assignment, the consent of Griffin with respect to the Assignment herein having been obtained, the Assignor wishes to assign and the Assignee wishes to accept the assignment of the Assigned Interest as shown above in and to the Participation Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. The Assignor hereby assigns, transfers and sets over to the Assignee, effective as of the date hereof, all proportionate rights, interest and benefits in the Assigned Interest held by or granted to the Assignor in and to the Participation Agreement between the Assignor and Griffin, a copy of which is attached as Exhibit II hereto. The Assignee hereby acknowledges and agrees that the Assignor is making no representation or covenant as to whether any oil revenue will be recovered from the Assigned Interest.

2. The Assignee hereby agrees to pay to the Assignor the Initial Consideration, within 5 days of the signing of this Assignment.

3. The Assignee hereby agrees to pay to the Assignor the Subsequent Consideration as required and or demanded by the Assignor. In the event the Assignee does not provide the Subsequent Consideration within five (5) business days, Griffin shall withhold such amount of revenue from the Assigned Interest in order to satisfy the then amount outstanding of the Subsequent Consideration.

4. The Assignor warrants and represents to the Assignee that as of the date of this Assignment, the Participation Agreement is in full force and effect, without modification or amendment, that the Assignor has the full right and authority to assign Assigned Interest and all of the Assigned Interest's rights, interest and benefits held by or granted to the Assignor in and to the Participation Agreement and that such rights, interest and benefits assigned to the Assignee herein are free of lien, encumbrance or adverse claim.

5. The Assignee hereby assumes and agrees to perform all obligations of the Assignor with respect to the Assigned Interest under the Participation Agreement and guarantees to hold the Assignor harmless from any claim or demand of any kind made hereunder.

6. This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

7. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

8. This Assignment may not be amended except by an instrument in writing signed by each of the parties.

9. This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto. Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

10. All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:	If to the Assignee:	If to Griffin:
Box 172, Station A	604 – 700 West Pender St	LeFleur's Gallary
Nanaimo BC	Vancouver BC	P.O. Box 12274
V9R 1G8	V6C 1G8	Jackson, MS, 39236
250.870.2219 ph	604.602.1633 ph	601.713.1146 ph
fax	604.602.1625 fax	601.713.1175 fax

11. This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

12. This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

14. Time is of essence in this Assignment.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR

CHEETAH CORP.

Per: ______________________
Authorized Signatory

Name: Robert McAllister

Title: President, Director

Per: ______________________
Authorized Signatory

Name: Georgina Martin

Title: Secretary, Director

ASSIGNEE

GOLDEN ARIA CORP.

Per: ______________________
Authorized Signatory

Name: Chris Bunka

Title: CEO, Director

Per: ______________________
Authorized Signatory

Name: Gerry Carlson

Title: Director